Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2015 SECOND-QUARTER RESULTS:

•	Company reiterates 2015 full-year earnings guidance

•	Rail North America fleet performance remains strong

CHICAGO, IL, July 23, 2015 - GATX Corporation (NYSE: GMT) today reported 2015 second quarter net income of $45.4 million or $1.03 per diluted share, compared to net income of $53.1 million or $1.15 per diluted share in the second quarter of 2014. Net income for the first six months of 2015 was $107.6 million or $2.42 per diluted share, compared to $95.2 million or $2.05 per diluted share in the prior year period.
Brian A. Kenney, president and chief executive officer of GATX, said, “We continue to see strong demand for most railcar types in our fleet. Utilization was 99.3% at the end of the quarter, excluding our boxcar fleet. The renewal rate change of our Lease Price Index was a positive 36.3% and our renewal success rate remained very high at 84%. While renewal terms for many car types remained longer than historical averages, specific weakness in coal, coupled with regulatory uncertainty impacting cars in flammable service, resulted in shorter lease terms for these car types. As a result, the average renewal term for cars in our Lease Price Index was 54 months in the quarter. Remarketing income was lower versus prior quarters due to the timing of planned asset sales. We expect full year remarketing income to be in line with 2014.
“The boxcar fleet, acquired in March 2014, is performing extremely well. Utilization on this fleet increased from 78.8% at acquisition to 97.3% at the end of the second quarter.
“The effects of the recently enacted flammable tank car regulatory changes on the industry will take some time to fully develop. However, with fewer than 1,400 tank cars requiring modification or retirement by 2023, we are well positioned to address these changes. Providing our customers with the safest railcars and service continues to be our highest priority, and we will diligently work with customers to comply with the new rule.
“In GATX Rail International, our European fleet performed in line with our expectations despite an uncertain economic environment. American Steamship Company experienced lower demand for iron ore shipments as steel production on the Great Lakes declined. In the Portfolio Management segment, Rolls-Royce and Partners Finance had another quarter of solid performance.”

Mr. Kenney concluded, “Based on year-to-date performance and our outlook for the remainder of the year, we continue to expect our 2015 full-year earnings to be in the range of $5.15 to $5.35 per diluted share.”

RAIL NORTH AMERICA
Rail North America reported segment profit of $84.9 million in the second quarter of 2015, compared to $91.7 million in the second quarter of 2014. Year to date, Rail North America reported segment profit of $190.7 million, compared to $166.7 million in the same period of 2014. The decline in quarterly segment profit was primarily attributable to the timing of remarketing income. The improvement in year-to-date segment profit was driven by increased lease revenue from higher lease rates as well as a six-month contribution from the acquired boxcar fleet compared to three months in the prior year.
At June 30, 2015, Rail North America’s wholly owned fleet was approximately 125,600 cars, including more than 18,600 boxcars. The following fleet statistics exclude the boxcar fleet.
Fleet utilization was 99.3% at the end of the second quarter, compared to 99.3% at the end of the prior quarter and 98.6% at the end of the second quarter of 2014. During the second quarter of 2015, the GATX Lease Price Index (“LPI”), a weighted average lease renewal rate for a group of railcars representative of Rail North America's fleet, increased 36.3% over the weighted average expiring lease rate. This compares to a 43.2% increase in the prior quarter and a 36.0% increase in the second quarter of 2014. The average lease renewal term for cars included in the LPI during the second quarter was 54 months, compared to 59 months in the prior quarter and 67 months in the second quarter of 2014.
GATX’s boxcar fleet consisted of approximately 20,100 cars and utilization was 78.8% upon acquisition in March of 2014. At the end of the second quarter, the boxcar fleet was more than 18,600 cars, and utilization improved to 97.3%.
Asset remarketing income was approximately $5.2 million during the quarter, and investment volume was more than $135 million.
Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.

RAIL INTERNATIONAL
Rail International's segment profit was $19.1 million in the second quarter of 2015, compared to $19.4 million in the second quarter of 2014. Rail International reported segment profit of $40.9 million year-to-date 2015, compared to $40.1 million for the same period in 2014. Segment profit has remained stable with higher lease revenue and lower maintenance activity at GATX Rail Europe (“GRE”) offset by the effects of a weaker Euro.
At June 30, 2015, GRE's fleet consisted of approximately 22,500 cars and utilization was 95.5%, compared to 95.9% at the end of the first quarter and 95.6% at the end of the second quarter of 2014.
Additional fleet statistics for GATX Rail Europe are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (“ASC”) reported a segment profit of $2.9 million in the second quarter of 2015 compared to segment profit of $3.1 million in the second quarter of 2014. Segment profit year-to-date 2015 was $2.5 million, compared to $1.9 million year-to-date 2014. ASC carried 9.2 million net tons of cargo through the second quarter of 2015, compared to 8.3 million net tons in the prior year period. Segment profit in each year was negatively impacted by significant weather and operating delays; the current period’s results also reflected a meaningful reduction in demand for iron ore shipments on the Great Lakes.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $10.3 million in the second quarter of 2015 compared to $11.5 million in the second quarter of 2014. The decrease in quarterly segment profit was driven primarily by continued weakness in the ocean-going shipping markets.
Segment profit year-to-date 2015 was $26.2 million, compared to $23.4 million year-to-date 2014. The increase in year-to-date segment profit was primarily due to higher asset remarketing income in the current year.

COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the largest global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 115 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company's website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2015 second-quarter results. Call details are as follows:
Thursday, July 23rd
11:00 A.M. Eastern Time
Domestic Dial-In:    1-888-500-6975
International Dial-In:    1-719-457-2692

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements that reflect our current views with respect to, among other things, future events, financial performance and market conditions. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Specific risks and uncertainties include, but are not limited to, (1) changes in regulatory requirements for tank cars carrying crude, ethanol, and other flammable liquids, (2) competitive factors in our primary markets, (3) weak economic conditions, financial market volatility, and other factors that may decrease demand for our assets and services, (4) inability to maintain our assets on lease at satisfactory rates, (5) changes to, or failure to comply with, laws, rules, and regulations applicable to our assets and operations, (6) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives, (7) financial and operational risks associated with long-term railcar purchase commitments, (8) deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs, (9) events having an adverse impact on assets, customers, or regions where we have a large investment, (10) decreased demand for certain railcars used in the petroleum industry due to sustained low crude-oil prices, (11) risks related to international operations and expansion into new geographic markets, (12) inadequate allowances to cover credit losses in our portfolio, (13) asset impairment charges we may be required to recognize, (14) environmental remediation costs or a negative outcome in our pending or threatened litigation, (15) inability to obtain cost-effective insurance, (16) fluctuations in foreign exchange rates, (17) operational and financial risks related to our affiliate investments, (18) reduced opportunities to generate asset remarketing income, (19) failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees, and (20) other risks discussed in our filings with the US Securities and Exchange Commission (SEC), including our form 10-K for the year ended December 31, 2014, and our subsequently filed form 10-Q reports, all of which are available on the SEC’s website (www.sec.gov).
Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise these forward-looking statements.

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
Christopher.LaHurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(7/23/15)
--Tabular Follow

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30

	2015	2014	2015	2014
Revenues
Lease revenue	$280.6	$274.3	$558.9	$524.9
Marine operating revenue	66.0	72.2	90.2	89.9
Other revenue	18.7	19.3	35.9	37.6
Total Revenues	365.3	365.8	685.0	652.4
Expenses
Maintenance expense	80.2	84.0	158.5	157.1
Marine operating expense	47.3	54.6	66.2	69.6
Depreciation expense	74.4	71.1	142.9	129.8
Operating lease expense	22.4	27.3	43.1	54.2
Other operating expense	7.8	6.7	15.1	13.3
Selling, general and administrative expense	44.6	44.9	90.3	87.6
Total Expenses	276.7	288.6	516.1	511.6
Other Income (Expense)
Net gain on asset dispositions	8.7	28.2	54.0	56.3
Interest expense, net	(38.5)	(39.5)	(79.4)	(81.5)
Other expense	(1.6)	(4.9)	(5.6)	(8.3)
Income before Income Taxes and Share of Affiliates’ Earnings	57.2	61.0	137.9	107.3
Income Taxes	(20.8)	(20.2)	(47.8)	(34.3)
Share of Affiliates’ Earnings (net of tax)	9.0	12.3	17.5	22.2
Net Income	$45.4	$53.1	$107.6	$95.2

Share Data
Basic earnings per share	$1.04	$1.17	$2.46	$2.08
Average number of common shares	43.5	45.5	43.8	45.7
Diluted earnings per share	$1.03	$1.15	$2.42	$2.05
Average number of common shares and common share equivalents	44.2	46.3	44.5	46.5
Dividends declared per common share	$0.38	$0.33	$0.76	$0.66

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2015	2014
Assets
Cash and Cash Equivalents	$58.6	$209.9
Restricted Cash	13.3	14.5
Receivables
Rent and other receivables	76.3	86.0
Loans	12.5	97.3
Finance leases	177.9	174.7
Less: allowance for losses	(6.0)	(5.7)
	260.7	352.3

Operating Assets and Facilities	8,341.3	8,143.5
Less: allowance for depreciation	(2,506.9)	(2,455.5)
	5,834.4	5,688.0

Investments in Affiliated Companies	368.7	357.7
Goodwill	81.2	86.1
Other Assets	243.1	229.0
Total Assets	$6,860.0	$6,937.5
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$171.3	$165.9
Debt
Commercial paper and borrowings under bank credit facilities	3.8	72.1
Recourse	4,208.1	4,179.9
Nonrecourse	11.5	15.9
Capital lease obligations	5.0	6.3
	4,228.4	4,274.2

Deferred Income Taxes	974.5	937.3
Other Liabilities	200.4	246.1
Total Liabilities	5,574.6	5,623.5
Total Shareholders’ Equity	1,285.4	1,314.0
Total Liabilities and Shareholders’ Equity	$6,860.0	$6,937.5

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$230.9	$42.4	$1.0	$6.3	$—	$280.6
Marine operating revenue	—	—	51.0	15.0	—	66.0
Other revenue	16.8	1.7	—	0.2	—	18.7
Total Revenues	247.7	44.1	52.0	21.5	—	365.3
Expenses
Maintenance expense	63.8	9.4	7.0	—	—	80.2
Marine operating expense	—	—	34.1	13.2	—	47.3
Depreciation expense	53.3	10.8	4.9	5.4	—	74.4
Operating lease expense	20.7	0.1	1.7	—	(0.1)	22.4
Other operating expense	5.8	1.5	—	0.5	—	7.8
Total Expenses	143.6	21.8	47.7	19.1	(0.1)	232.1
Other Income (Expense)
Net gain on asset dispositions	6.1	1.1	—	1.5	—	8.7
Interest expense, net	(24.6)	(3.0)	(1.3)	(5.6)	(4.0)	(38.5)
Other expense	(0.8)	(1.2)	(0.1)	—	0.5	(1.6)
Share of affiliates’ earnings (pretax)	0.1	(0.1)	—	12.0	—	12.0
Segment Profit (Loss)	$84.9	$19.1	$2.9	$10.3	$(3.4)	$113.8
Selling, general and administrative expense						44.6
Income taxes (includes $3.0 related to affiliates’ earnings)						23.8
Net Income						$45.4
Selected Data:
Investment Volume	$135.2	$27.8	$10.2	$0.3	$1.8	$175.3
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$5.0	$—	$—	$0.1	$—	$5.1
Residual sharing income	0.2	—	—	1.4	—	1.6
Non-remarketing disposition gains (1)	0.9	1.1	—	—	—	2.0
Asset impairment	—	—	—	—	—	—
Total Net Gain on Asset Dispositions	$6.1	$1.1	$—	$1.5	$—	$8.7

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2014
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$218.2	$47.7	$1.0	$7.4	$—	$274.3
Marine operating revenue	—	—	59.4	12.8	—	72.2
Other revenue	16.1	2.4	—	0.8	—	19.3
Total Revenues	234.3	50.1	60.4	21.0	—	365.8
Expenses
Maintenance expense	65.1	11.6	7.3	—	—	84.0
Marine operating expense	—	—	42.3	12.3	—	54.6
Depreciation expense	49.1	11.8	4.4	5.8	—	71.1
Operating lease expense	25.7	—	1.7	—	(0.1)	27.3
Other operating expense	5.2	1.0	—	0.5	—	6.7
Total Expenses	145.1	24.4	55.7	18.6	(0.1)	243.7
Other Income (Expense)
Net gain on asset dispositions	23.9	2.6	—	1.7	—	28.2
Interest expense, net	(25.3)	(6.2)	(1.4)	(6.1)	(0.5)	(39.5)
Other expense	(0.3)	(2.7)	(0.2)	—	(1.7)	(4.9)
Share of affiliates’ earnings (pretax)	4.2	—	—	13.5	—	17.7
Segment Profit (Loss)	$91.7	$19.4	$3.1	$11.5	$(2.1)	$123.6
Selling, general and administrative expense						44.9
Income taxes (includes $5.4 related to affiliates’ earnings)						25.6
Net Income						$53.1
Selected Data:
Investment Volume	$145.8	$42.3	$7.7	$12.0	$1.8	$209.6
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$17.7	$0.6	$—	$0.5	$—	$18.8
Residual sharing income	3.8	—	—	1.2	—	5.0
Non-remarketing disposition gains (1)	2.4	2.0	—	—	—	4.4
Asset impairment	—	—	—	—	—	—
Total Net Gain on Asset Dispositions	$23.9	$2.6	$—	$1.7	$—	$28.2

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2015
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$459.4	$84.5	$2.0	$13.0	$—	$558.9
Marine operating revenue	—	—	58.0	32.2	—	90.2
Other revenue	31.5	3.6	—	0.8	—	35.9
Total Revenues	490.9	88.1	60.0	46.0	—	685.0
Expenses
Maintenance expense	133.0	18.3	7.2	—	—	158.5
Marine operating expense	—	—	41.0	25.2	—	66.2
Depreciation expense	105.6	21.5	4.9	10.9	—	142.9
Operating lease expense	41.4	0.1	1.7	—	(0.1)	43.1
Other operating expense	11.3	2.4	—	1.4	—	15.1
Total Expenses	291.3	42.3	54.8	37.5	(0.1)	425.8
Other Income (Expense)
Net gain on asset dispositions	42.9	6.0	—	5.1	—	54.0
Interest expense, net	(49.1)	(9.5)	(2.6)	(10.8)	(7.4)	(79.4)
Other expense	(3.0)	(1.2)	(0.1)	—	(1.3)	(5.6)
Share of affiliates’ earnings (pretax)	0.3	(0.2)	—	23.4	—	23.5
Segment Profit (Loss)	$190.7	$40.9	$2.5	$26.2	$(8.6)	$251.7
Selling, general and administrative expense						90.3
Income taxes (includes $6.0 related to affiliates’ earnings)						53.8
Net Income						$107.6
Selected Data:
Investment Volume	$265.0	$69.2	$19.5	$0.3	$2.2	$356.2
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$40.9	$—	$—	$2.1	$—	$43.0
Residual sharing income	0.4	—	—	3.0	—	3.4
Non-remarketing disposition gains (1)	1.6	6.1	—	—	—	7.7
Asset impairment	—	(0.1)	—	—	—	(0.1)
Total Net Gain on Asset Dispositions	$42.9	$6.0	$—	$5.1	$—	$54.0

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2014
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$413.1	$94.9	$2.1	$14.8	$—	$524.9
Marine operating revenue	—	—	62.5	27.4	—	89.9
Other revenue	30.7	4.4	—	2.5	—	37.6
Total Revenues	443.8	99.3	64.6	44.7	—	652.4
Expenses
Maintenance expense	126.5	23.1	7.5	—	—	157.1
Marine operating expense	—	—	45.7	23.9	—	69.6
Depreciation expense	90.6	23.5	4.4	11.3	—	129.8
Operating lease expense	52.6	—	1.7	—	(0.1)	54.2
Other operating expense	10.0	2.4	—	0.9	—	13.3
Total Expenses	279.7	49.0	59.3	36.1	(0.1)	424.0
Other Income (Expense)
Net gain (loss) on asset dispositions	48.7	5.0	(0.4)	3.0	—	56.3
Interest expense, net	(49.9)	(12.4)	(2.8)	(12.9)	(3.5)	(81.5)
Other (expense) income	(3.7)	(2.7)	(0.2)	0.3	(2.0)	(8.3)
Share of affiliates’ earnings (pretax)	7.5	(0.1)	—	24.4	—	31.8
Segment Profit (Loss)	$166.7	$40.1	$1.9	$23.4	$(5.4)	$226.7
Selling, general and administrative expense						87.6
Income taxes (includes $9.6 related to affiliates’ earnings)						43.9
Net Income						$95.2
Selected Data:
Investment Volume	$541.8	$81.6	$16.0	$12.0	$3.7	$655.1
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$39.3	$0.6	$—	$0.5	$—	$40.4
Residual sharing income	4.4	—	—	2.4	—	6.8
Non-remarketing disposition gains (1)	5.0	4.4	—	—	—	9.4
Asset impairment	—	—	(0.4)	0.1	—	(0.3)
Total Net Gain on Asset Dispositions	$48.7	$5.0	$(0.4)	$3.0	$—	$56.3

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015
Assets by Segment (includes off-balance-sheet assets)
Rail North America	$4,929.8	$4,902.2	$4,939.9	$5,057.6	$5,081.2
Rail International	1,289.3	1,220.1	1,193.0	1,029.1	1,075.2
ASC	314.5	304.2	298.3	283.8	317.0
Portfolio Management	842.7	814.2	811.4	792.1	793.4
Other	118.8	118.1	88.3	103.4	87.8
Total Assets, excluding cash	$7,495.1	$7,358.8	$7,330.9	$7,266.0	$7,354.6
Capital Structure
Commercial paper and bank credit facilities,
net of unrestricted cash	$30.3	$(0.2)	$(137.8)	$(348.6)	$(54.8)
On-balance-sheet recourse debt	4,033.9	4,081.8	4,179.9	4,443.8	4,208.1
On-balance-sheet nonrecourse debt	20.5	18.1	15.9	13.7	11.5
Off-balance-sheet recourse debt	642.6	562.9	566.7	527.4	519.1
Off-balance-sheet nonrecourse debt	54.7	52.9	51.1	49.2	47.4
Capital lease obligations	7.6	6.3	6.3	5.0	5.0
Total Borrowings, net of unrestricted cash	$4,789.6	$4,721.8	$4,682.1	$4,690.5	$4,736.3
Total Recourse Debt (1)	$4,714.4	$4,650.8	$4,615.1	$4,627.6	$4,677.4
Shareholders’ Equity	$1,374.4	$1,331.2	$1,314.0	$1,282.5	$1,285.4
Recourse Leverage (2)	3.4	3.5	3.5	3.6	3.6
 _________
(1) Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.
(2) Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets (Including Off-Balance-Sheet Assets), Excluding Cash:
Total Assets	$6,921.1	$6,816.3	$6,937.5	$7,056.4	$6,860.0
Less: cash	(123.3)	(73.3)	(224.4)	(367.0)	(71.9)
Add off-balance-sheet assets:
Rail North America	683.2	602.9	606.1	566.1	557.2
ASC	14.1	12.9	11.7	10.5	9.3
Total Assets, excluding cash	$7,495.1	$7,358.8	$7,330.9	$7,266.0	$7,354.6

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	36.0%	46.9%	39.2%	43.2%	36.3%
Average renewal term (months)	67	68	67	59	54
Fleet Rollforward (2)
Beginning balance	106,804	106,894	107,387	107,343	106,949
Cars added	1,174	958	835	1,013	823
Cars scrapped	(387)	(440)	(202)	(261)	(347)
Cars sold	(697)	(25)	(677)	(1,146)	(441)
Ending balance	106,894	107,387	107,343	106,949	106,984
Utilization	98.6%	98.8%	99.2%	99.3%	99.3%
Average active railcars	105,366	105,755	106,569	106,541	106,211
Boxcar Fleet
Ending balance	19,254	19,146	19,021	18,912	18,651
Utilization	90.7%	91.3%	92.7%	92.8%	97.3%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	21,591	21,684	21,960	22,451	22,497
Cars added	409	481	657	249	301
Cars scrapped/sold	(316)	(205)	(166)	(203)	(315)
Ending balance	21,684	21,960	22,451	22,497	22,483
Utilization	95.6%	95.1%	95.9%	95.9%	95.5%
Average active railcars	20,706	20,833	21,111	21,479	21,427
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	79.1%	79.5%	79.5%	79.0%	78.4%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	3.2%	3.6%	3.9%	0.3%	(3.8)%
Year-over-year Change in U.S. Carloadings (chemical) (4)	1.4%	1.5%	1.2%	1.8%	0.4%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	7.0%	12.8%	12.7%	0.4%	(1.1)%
Production Backlog at Railcar Manufacturers (5)	99,782	124,437	142,837	138,856	135,805
American Steamship Company Statistics
Total Net Tons Carried (millions)	7.9	11.3	10.9	0.8	8.4
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(1) GATX's Lease Price Index ("LPI") is an internally-generated business indicator that measures lease rate pricing on renewals within our North American railcar fleet, excluding the boxcar fleet. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).